CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-1 of EMC Metals Corp., of our report dated February 10, 2012, relating to the consolidated financial statements of EMC Metals Corp., which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Prospectus.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

May 8, 2012